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                                                                    EXHIBIT 12.1
                                                                    ------------

                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                               PRE-RECAPITALIZATION
                                                               -------------------------------------------------------------------
                                                                                                                     JAN. 1, 2003
                                                                                                                       TO JAN. 9,
(dollars in thousands)                                            1999           2000          2001           2002         2003
                                                               --------       --------      --------       --------      --------
EARNINGS:                                                    (unaudited)
--------
Earnings from continuing operations
     before provision (benefit) for income taxes               $ 30,100       $    700      $ 13,000       $ 23,900      $ (1,400)
     Fixed Charges                                             $  8,094       $ 18,647      $ 30,267       $ 36,836      $   1,019

Earnings from continuing operations                            --------       --------      --------       --------      ---------
     plus fixed charges                                        $ 38,194       $ 19,347      $ 43,267       $ 60,736      $    (381
                                                               ========       ========      ========       ========      =========

FIXED CHARGES:
--------------

     Interest charges, net                                        6,888         16,997        28,657         35,031            976
     Plus interest factor in operating rent expense               1,206          1,650         1,610          1,805             43
                                                               --------       --------      --------       --------      ---------
     Total fixed charges                                          8,094         18,647        30,267         36,836          1,019
                                                               ========       ========      ========       ========      =========

Ratio of earnings to fixed charges (excess of fixed charges
   over earnings)(4)                                               4.7x           1.0x          1.4x           1.6x         (0.4)x
                                                               ========       ========      ========       ========      =========


                                                         POST-NORTEK
                                                          RECAPITALI-
                                                           ZATION (1)
                                                         -------------                                                 Post-Nortek
                                                                         COMBINED      PRO FORMA    ||                 Recapitali-
                                                                        FISCAL YEAR   FISCAL YEAR   ||                  zation(1)
                                                     ||  JAN. 10, 2003     ENDED        ENDED       ||  Jan. 1, 2003  Jan. 10, 2003
                                                     ||    TO DEC. 31,  DECEMBER 31,  DECEMBER 31,  ||   to Jan. 9,    to April 5,
(dollars in thousands)                               ||        2003        2003         2003        ||      2003          2003
                                                     ||      --------    --------      --------     ||  ------------  --------------
EARNINGS:                                            ||                              (unaudited)    ||  (unaudited)    (unaudited)
--------                                             ||                                             ||
                                                     ||                                             ||
Earnings from continuing operations                  ||                                             ||
     before provision (benefit) for income taxes     ||      $ 18,200    $ 16,800      $ 26,884     ||    $(1,400)      $(8,300)
     Fixed Charges                                   ||      $ 35,106    $ 36,125      $ 34,123     ||    $ 1,019       $ 7,941
                                                     ||                                             ||
Earnings from continuing operations                  ||                                             ||
     plus fixed charges                              ||      --------    --------      --------     ||    -------       -------
                                                     ||      $ 53,306    $ 52,925      $ 61,007     ||    $  (381)      $   359
                                                     ||      ========    ========      ========     ||    =======       =======
FIXED CHARGES:                                       ||                                             ||
--------------                                       ||                                             ||
                                                     ||                                             ||
     Interest charges, net                           ||        33,117      34,093        32,091     ||        976         7,693
     Plus interest factor in operating rent expense  ||         1,989       2,032         2,032     ||         43           348
     Total fixed charges                             ||      --------    --------      --------     ||    -------       -------
                                                     ||        35,106      36,125        34,123     ||      1,019         7,941
                                                     ||      ========    ========      ========     ||    =======       =======
Ratio of earnings to fixed charges (excess of fixed  ||                                             ||
   charges over earnings)(4)                         ||                                             ||
                                                     ||          1.5x        1.5x          1.8x     ||     (0.4)x            --
                                                     ||      ========    ========      ========     ||    =======       =======

                                                      Pro Forma                                          Pro Forma
                                                        Full         Jan. 1, 2004     Feb. 12, 2004        Full
                                                     1st Quarter     to Feb. 11,       to April 3,      1st Quarter
(dollars in thousands)                                  2003             2004             2003             2004
                                                     -----------     ------------     -------------     -----------
EARNINGS:                                            (unaudited)     (unaudited)       (unaudited)      (unaudited)
--------
Earnings from continuing operations
     before provision (benefit) for income taxes      $(6,795)         $(5,200)          $  148          $(4,788)
     Fixed Charges                                    $ 8,910          $ 3,878           $5,315          $ 8,989

Earnings from continuing operations
     plus fixed charges                               -------          -------           ------          -------
                                                      $ 2,116          $(1,322)          $5,463          $ 4,201
                                                      =======          =======           ======          =======
FIXED CHARGES:
--------------

     Interest charges, net                              8,519            3,694            5,017            8,795
     Plus interest factor in operating rent expense       391              194              296              194
     Total fixed charges                              -------          -------           ------          -------
                                                        8,910            3,676            5,315            8,989
                                                      =======          =======           ======          =======
Ratio of earnings to fixed charges (excess of fixed
   charges over earnings)(4)
                                                         0.2x           (0.3)x             1.0x             0.5x
                                                      =======          =======           ======          =======